As filed with the Securities and Exchange Commission on September 14, 1998
                                                     Registration Nos.: 33-77390
                                                                       333-21963

                               -------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          Sylvan Learning Systems, Inc.
             (Exact name of registrant as specified in its charter)

       Maryland                                    52-1492296
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
incorporation or organization)

      1000 Lancaster Street
      Baltimore, Maryland                             21202
(Address of principal executi                       (Zip Code)

                         1993 Employee Stock Option Plan
                          Employee Stock Purchase Plan
                              (Full title of plans)

 (Name, address and telephone                     (Copy to:)
 number of agent for service)
    Douglas L. Becker                       Richard C. Tilghman, Jr., Esquire
Sylvan Learning Systems, Inc.                    Piper & Marbury L.L.P.
  1000 Lancaster Street                         36 South Charles Street
Baltimore, Maryland 21202                      Baltimore, Maryland 21201
     (410) 843-8000                                (410) 539-2530



                         CALCULATION OF REGISTRATION FEE
                    CALCULATION OF REGISTRATION FEE
===============================================================================
   Title of                    Proposed Maximum Proposed Maximum    Amount of
  Securities      Amount to be  Offering Price  Aggregate Offering Registration
 to be Registered  Registered   Per Share(2)        Price(2)           Fee(2)
-------------------------------------------------------------------------------
  Common Stock,
 $.01 par value(1)  750,000(3)     $22.4375        $16,828,125        $4,964.30
================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the daily high and low sale prices of Sylvan Learning Systems, Inc. Common Stock reported on the Nasdaq National Market on September 11, 1998.

(3) 600,000  shares of Common Stock relate to the 1993 Employee Stock
Option Plan and 150,000 shares of Common Stock relate to the Employee Stock Purchase Plan.

                           INCORPORATION BY REFERENCE

     In accordance with General Instruction E to Form S-8, the contents of the Registration Statements filed by Sylvan Learning Systems, Inc. (the "Company") under Registration Numbers 33-77390 and 333-21963, with respect to securities offered pursuant to the Company's 1993 Employee Stock Option Plan and the Employee Stock Purchase Plan, as amended, are hereby incorporated by reference.

     In addition, the following documents filed by the Company with the Securities and Exchange Commission (the "Commission") (File No. 0-22844) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997 and Quarterly Reports on Forms 10-Q for each of the quarters ended March 31, 1998 and June 30, 1998, except as superceded by (2) below.

         2. The Company's Current Report on Form 8-K dated July 29, 1998, relating to the restatement of the Company's consolidated financial statements for each of the three years in the period ended December 31, 1997 and for the quarters ended March 31, 1998 and 1997 to give retroactive effect to the Company's merger with Aspect International Language Schools, B.V. and subsidiaries.

         3. The Company's Current Report on Form 8-K dated March 11, 1998, relating to the restatement of the Company's selected financial data schedule to give effect to the Company's adoption of Statement of Financial Accounting Standards No. 128, Earnings Per Share as of December 31, 1997.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibits.

Exhibit
Number       Description
------       -----------

5.1 Opinion of Piper & Marbury L.L.P. regarding the legal validity of the securities being registered
23.1         Consent of Ernst & Young LLP
23.2         Consent of Deloitte & Touche
23.3         Consent of Deloitte & Touche LLP
23.4         Consent of Smith, Lange & Phillips LLP
23.5         Consent of Piper & Marbury L.L.P. (contained in Exhibit 5.1)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on the 14th day of September, 1998.

                                SYLVAN LEARNING SYSTEMS, INC.


                                By: R. Christopher Hoehn-Saric
                                    -------------------------------
                                    R. Christopher Hoehn-Saric, Chairman of the
                                       Board and Co-Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                 Title                            Date
       ---------                 -----                            ----

                             Co-Chief Executive Officer
R. Christopher Hoehn-Saric   and Chairman of the Board of     September 14, 1998
---------------------------  Directors (Principal Executive
R. Christopher Hoehn-Saric   Officer)

                             Co-Chief Executive Officer
         *                   President, Secretary and         September 14, 1998
---------------------------  Director
Douglas L. Becker

                             Chief Financial Officer
         *                   (Principal Financial and
---------------------------  Accounting Officer)              September 14, 1998
B. Lee McGee


         *                   Director                         September 14, 1998
---------------------------
R. William Pollock

         *                   Director                         September 14, 1998
---------------------------
J. Phillip Samper

         *                   Director                         September 14, 1998
----------------------------
James H. McGuire


* By: R. Christopher Hoehn-Saric
      -----------------------------
      R. Christopher Hoehn-Saric
      Attorney-in Fact

                                                   EXHIBIT INDEX


Exhibit
Number      Description
------      -----------

5.1 Opinion of Piper & Marbury L.L.P. regarding the legal validity of the securities being registered

23.1        Consent of Ernst & Young LLP

23.2        Consent of Deloitte & Touche

23.3        Consent of Deloitte & Touche LLP

23.4        Consent of Smith, Lange & Phillips LLP

23.5        Consent of Piper & Marbury L.L.P. (contained in Exhibit 5.1)

                                                                     Exhibit 5.1

                                 PIPER & MARBURY
                                     L.L.P.
                              CHARLES CENTER SOUTH
                             36 SOUTH CHARLES STREET
                         BALTIMORE, MARYLAND 21201-3010
                                  410-539-2530
                                FAX: 410-539-0489



                               September 10, 1998



Sylvan Learning Systems, Inc.
1000 Lancaster Street
Baltimore, Maryland  21202

Ladies and Gentlemen:

     We have acted as counsel to Sylvan Learning Systems, Inc., a Maryland corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 (File Numbers 33-77390 and 333-21963 (the "Registration Statement") registering 750,000 shares of Common Stock, par value $.01 per share ("Plan Shares"), issuable pursuant to the exercise of stock options granted under the 1993 Employee Stock Option Plan (the "Stock Option Plan") and the purchase of shares of Common Stock under the Employee Stock Purchase Plan (together with the Stock Option Plan, the "Plans").

     We have examined copies of the Company's Amended and Restated Certificate of Incorporation, By-Laws, the Plans, all resolutions adopted by the Company's Board of Directors relating to the above and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for this opinion. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to this opinion, we have relied on statements and certificates of officers and representatives of the Company and others.

     Based upon the foregoing, we are of the opinion that the Plan Shares issuable under the Plans have been duly authorized and will be (when issued, sold and delivered as authorized) validly issued, fully paid and non-assessable.

     The opinions set forth herein are limited to matters governed by the laws of the State of Maryland and the Federal Laws of the United States of America, and we express no opinion as to any other laws.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                         Very truly yours,

                                         /s/ Piper & Marbury L.L.P.

                          CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-________) of Sylvan Learning Systems, Inc. for the registration of
750,000 shares of its common stock pertaining to the 1993 Employee Stock Purchase Plan and the 1993 Stock Option Plan of our report dated July 28, 1998 with respect to the consolidated financial statements of Sylvan Learning Systems, Inc. included in its Current Report on Form 8-K dated July 29, 1998, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Baltimore, Maryland
September 8, 1998

                          CONSENT OF DELOITTE & TOUCHE

We consent to the incorporation by reference in this Registration Statement of Sylvan Learning Systems, Inc. on Form S-8 of our report dated July 27, 1998, with respect to the consolidated financial statements of Anglo-World Education
(UK) Limited and Subsidiaries included in Sylvan Learning Systems, Inc.'s Current Report on Form 8-K dated July 29, 1998.

/s/ Deloitte & Touche

DELOITTE & TOUCHE
Southampton
United Kingdom
September 10, 1998

                        CONSENT OF DELOITTE & TOUCHE LLP


We consent to the incorporation by reference in this Registration Statement of Sylvan Learning Systems, Inc. on Form S-8 of our reports dated March 14, 1997 (relating to the financial statements of Independent Child Study Teams, Inc. and I-R, Inc. not presented herein) appearing in the Annual Report on Form 10-K, of Sylvan Learning Systems, Inc. for the year ended December 31, 1997.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey
September 4, 1998

                                                                   EXHIBIT 23.4


                     CONSENT OF SMITH, LANGE & PHILLIPS LLP


We consent to the incorporation by reference in this Registration Statement of Sylvan Learning Systems, Inc. on Form S-8 of our reports listed below appearing in Sylvan Learning Systems, Inc.'s Current Report on Form 8-K dated July 29, 1998.

Fiscal Year                                          Report Dated
-----------                                          ------------

September 30, 1995                                   June 11, 1998
September 30, 1996                                   December 10, 1996
September 30, 1997                                   December 7, 1997

COMPANY NAME:   Smith, Lange & Phillips LLP

               /s/ Smith, Lange & Phillips LLP

DATE:    September 8, 1998